Registration No. 333-
As filed with the Securities and Exchange Commission on February 21, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0596811
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 Acorn Park Drive, 5th Floor, Cambridge, MA	02140
(Address of Principal Executive Offices)	(Zip Code)

2014 Equity Incentive Plan
(Full titles of the plans)

William Clark
President and Chief Executive Officer
100 Acorn Park Drive, 5th Floor
Cambridge, MA 02140
(Name and address of agent for service)

(617) 876-8191
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Marc A. Rubenstein
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
617-951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,149,396 shares	(2)	$0.99	(3)	$1,137,903	$142
TOTAL	1,149,396 shares				$1,137,903	$142

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)
Represents 1,149,396 shares of Common Stock that were automatically added to the shares authorized for issuance under the registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) on January 1, 2018 pursuant to an “evergreen” provision contained in the 2014 Plan. The “evergreen” provision provides that on each January 1st from January 1, 2015 through January 1, 2024, the number of shares of Common Stock available for issuance under the 2014 Plan will automatically increase annually in an amount equal to the lesser of 4% of outstanding shares of the registrant’s Common Stock as of the close of business on the immediately preceding December 31st or the number of shares determined by the registrant’s board of directors.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average high and low prices of the registrant’s Common Stock as reported by The Nasdaq Global Market on February 16, 2018 to be $1.01 and $0.96, respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 1,149,396 shares under the registrant’s 2014 Equity Incentive Plan. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No.333-194021) filed with the Securities and Exchange Commission on February 19, 2014.
.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1
Fifth Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the current report on Form 8-K filed on February 12, 2014 (File No. 001-36289) and incorporated herein by reference).

4.2	Amended and Restated By-laws (previously filed as Exhibit 3.2 to the current report on Form 8-K filed on February 12, 2014 (File No. 001-36289) and incorporated herein by reference).

4.3	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the registration statement on Form S-1 (File No. 333-193043) and incorporated herein by reference).

4.4	Genocea Biosciences, Inc. 2014 Equity Incentive Plan (previously filed as Exhibit 10.15 to the registration statement on Form S-1 (File No. 333-193043) and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page in Part II).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 21st day of February, 2018.

GENOCEA BIOSCIENCES, INC.

By:	/s/ Jonathan Poole
Name: Jonathan Poole
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William Clark and Jonathan Poole, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Genocea Biosciences, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William Clark
William Clark	President and Chief Executive Officer and Director	February 21, 2018
(Principal Executive Officer)

/s/ Jonathan Poole
Jonathan Poole	Chief Financial Officer	February 21, 2018
(Principal Financial Officer &
Principal Accounting Officer)

/s/ Kenneth Bate
Kenneth Bate	Director	February 21, 2018

/s/ Ali Behbahani
Ali Behbahani	Director	February 21, 2018

/s/ Katrine Bosley
Katrine Bosley	Director	February 21, 2018

/s/ Ronald Cooper
Ronald Cooper	Director	February 21, 2018

/s/ Michael Higgins
Michael Higgins	Director	February 21, 2018

/s/ Howard Mayer, M.D.
Howard Mayer, M.D.	Director	February 21, 2018

/s/ George Siber, M.D.
George Siber, M.D.	Director	February 21, 2018